Exhibit 1

JOINT FILING AGREEMENT

 The undersigned hereby agree that the Amendment No. 2 to Schedule 13D, dated October 22, 2020, with respect to the ordinary shares of Bellus Health Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 22nd day of October 2020.

ORBIMED ADVISORS LLC

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member

ORBIMED CAPITAL GP VII LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Carl L. Gordon
Carl L. Gordon
Title: Member
ORBIMED CAPITAL LLC

By:	/s/ Carl L. Gordon
Carl L. Gordon
Title: Member